EXHIBIT 21.1

                         RECKSON ASSOCIATES REALTY CORP.
                            STATEMENT OF SUBSIDIARIES

Name                                                        State of Organization
-------------------------------------------------------     ----------------------
Reckson Operating Partnership, L. P.                        Maryland
Omni Partners, L. P.                                        Delaware
Reckson FS Limited Partnership                              Delaware
Metropolitan Partners, LLC                                  Delaware
Reckson Management Group, Inc.                              New York
Reckson Construction Group, Inc.                            New York
RT Tri-State LLC                                            Delaware
Metropolitan 919 3rd Avenue LLC                             Delaware
1350 LLC                                                    Delaware
Magnolia Associates, Ltd                                    Florida
Metropolitan 810 7th Avenue, LLC                            Delaware
100 Wall Company LLC                                        New York